UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARTY CITY HOLDCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTY CITY HOLDCO INC.

80 Grasslands Road

Elmsford, NY 10523

Supplement to Proxy Statement

This supplement, dated May 13, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Party City Holdco Inc. (the “Company”) filed with the Securities and Exchange Commission on April 27, 2020 related to the Company’s Annual Meeting of Stockholders. The primary purpose of this supplement is to clarify that Proposal 3, to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, is a “routine” matter under the rules and regulations of the New York Stock Exchange.

CHANGES TO PROXY STATEMENT

The following section from page 4 of the Proxy Statement is accordingly amended and restated as follows:

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the Annual Meeting. A broker non-vote is a proxy from a brokerage firm or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the brokerage firm or other nominee does not have discretionary voting power. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the rules and regulations of the New York Stock Exchange (the “NYSE rules”), the proposed amendment to the Second Amended and Restated Certificates of Incorporation to effect a reverse stock split and the proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2020 are considered “routine” matters, which means that brokerage firms or other nominees may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. However, the election of directors and the proposed amendment and restatement of the Amended and Restated 2012 Omnibus Incentive Plan are “non-routine” matters under the NYSE rules, which means brokerage firms or other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and broker non-votes will have no effect on the outcome of this proposal. With respect to (i) Proposal 2, the approval of the amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan, (ii) Proposal 3, the approval of the proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split, and (iii) Proposal 4, the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2020, only “for,” “against” and “abstain” votes may be cast. Abstentions will have the effect of a negative vote on Proposal 2 and broker non-votes will have no effect on the outcome of Proposal 2. Brokerage firms and other nominees generally have discretionary authority to vote on Proposal 2; thus, we do not expect any broker non-votes on Proposal 2. Abstentions and broker non-votes will have the effect of a negative vote for Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4. Brokerage firms and other nominees generally have discretionary authority to vote on Proposal 4; thus, we do not expect any broker non-votes on Proposal 4.